As filed with the Securities and Exchange Commission on August 19,
   2003

                                               Registration No. 333-_____
   ======================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                            ---------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                            ---------------------
                          ILLINOIS TOOL WORKS INC.
           (Exact name of registrant as specified in its charter)


                DELAWARE                            36-1258310
        (State of incorporation)                 (I.R.S. Employer
                                                Identification No.)

                            3600 WEST LAKE AVENUE
                        GLENVIEW, ILLINOIS 60025-5811
                  (Address of principal executive offices)

             ILLINOIS TOOL WORKS INC. 1996 STOCK INCENTIVE PLAN
                          (Full title of the Plan)

                           STEWART S. HUDNUT, ESQ.
             SENIOR VICE PRESIDENT, GENERAL COUNSEL & SECRETARY
                          ILLINOIS TOOL WORKS INC.
                            3600 WEST LAKE AVENUE
                        GLENVIEW, ILLINOIS 60025-5811
                                (847) 724-7500
                     (Name, address and telephone number
                            of agent for service)

                               WITH A COPY TO:

                         EDWARD SPACAPAN, JR., ESQ.
                            SCHIFF HARDIN & WAITE
                              6600 SEARS TOWER
                        CHICAGO, ILLINOIS 60606-6473
                               (312) 258-5500
                        ----------------------------








                                                 CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED             PROPOSED
     TITLE OF SECURITIES TO BE REGISTERED        AMOUNT           MAXIMUM              MAXIMUM          AMOUNT OF
                                                 TO BE            OFFERING             AGGREGATE       REGISTRATION
                                               REGISTERED     PRICE PER SHARE       OFFERING PRICE         FEE

     Common Stock, par value $.01 per share  5,499,279 (1)       $69.035 (2)        $207,105,000(3)    $16,754.80(3)



   (1) Together with additional shares of Common Stock which became issuable under the Illinois Tool Works Inc. 1996 Stock Incentive Plan as the result of a stock split, stock dividend or similar transaction affecting the Common Stock, pursuant to Rule 416(a) and (b) under the Securities Act of 1933.

   (2) Based upon the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange on August 12, 2003 pursuant to Rule 457(c) and (h) of the Securities Act of 1933.

   (3) Of the 5,499,279 shares being registered under the Illinois Tool Works Inc. 1996 Stock Incentive Plan, 2,499,279 shares were previously registered on Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (File No. 333-88801) and remain available for issuance under the Premark International, Inc. 1994 Incentive Plan. The Registrant has filed a post-effective amendment to that Form S-8 to deregister the 2,499,279 shares, and the associated registration fee of $38,382.94 previously paid on these shares is hereby carried forward to cover the registration fee for the 2,499,279 shares concurrently being registered under this Registration Statement. Accordingly, the registration fee under this Registration Statement is calculated with respect to 3,000,000 shares.

                              EXPLANATORY NOTE


        Following stockholder approval, the Premark International, Inc. 1994 Incentive Plan was merged with and into the Illinois Tool Works Inc. 1996 Stock Incentive Plan effective May 9, 2003.


                            GENERAL INSTRUCTIONS

   E. REGISTRATION OF ADDITIONAL SECURITIES.

        The contents of the Registration Statement on Form S-8 (File No. 333-22035) filed by the Registrant with the Securities and Exchange Commission on February 19, 1997 registering its Common Stock, par value $.01 per share, issuable pursuant to the Illinois Tool Works Inc. 1996 Stock Incentive Plan are hereby incorporated by reference.

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        All information required in this Registration Statement not included in the exhibits attached hereto or set forth on the signature page is set forth in the Registration Statement (File No. 333-22035), all of which is incorporated herein by reference. See footnote (3) above with respect to 2,499,279 shares carried forward to this Registration Statement.



   ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Stewart S. Hudnut, Senior Vice President, General Counsel & Secretary of the Registrant, who is delivering the opinion attached hereto as Exhibit 5, owns 27,081 shares of the Registrant's Common Stock and holds options to acquire an additional 205,000 shares of Common Stock.


   ITEM 8.  EXHIBITS.

   See Index to Exhibits.

                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glenview, State of Illinois, on August 8, 2003.

                                 ILLINOIS TOOL WORKS INC.




                                 By:  /s/ Stewart S. Hudnut
                                      ---------------------------------
                                      Stewart S. Hudnut,
                                      Senior Vice President,
                                      General Counsel & Secretary




                              POWER OF ATTORNEY

        Each of the undersigned officers and directors of the Registrant hereby constitutes and appoints W. James Farrell, Jon C. Kinney, Robert T. Callahan and Stewart S. Hudnut and each of them, his true and lawful attorneys with full power to them and to each of them singly, to sign, in any and all capacities, any and all amendments to this Registration Statement, including post-effective amendments, to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission under the Securities Act of 1933. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 8, 2003.

   SIGNATURE                                    TITLE
   ---------                                    -----

    /s/ W. James Farrell              Chairman & Chief Executive Officer
   ----------------------------       & Director
   W. James Farrell                   (Principal Executive Officer)


    /s/ Jon C. Kinney                 Senior Vice President & Chief
   ----------------------------       Financial Officer
   Jon C. Kinney                      (Principal Financial & Accounting
                                      Officer)

    /s/ William F. Aldinger           Director
   ----------------------------
   William F. Aldinger

    /s/ Michael J. Birck              Director
   ----------------------------
   Michael J. Birck

    /s/ Marvin D. Brailsford          Director
   ----------------------------
   Marvin D. Brailsford

    /s/ James R. Cantalupo            Director
   ----------------------------
   James R. Cantalupo

    /s/ Susan Crown                   Director
   ----------------------------
   Susan Crown

    /s/ Don H. Davis, Jr.             Director
   ----------------------------
   Don H. Davis, Jr.

    /s/ Robert C. McCormack           Director
   ----------------------------
   Robert C. McCormack

    /s/ Robert S. Morrison            Director
   ----------------------------
   Robert S. Morrison

    /s/ Harold B. Smith               Director
   ----------------------------
   Harold B. Smith

                                 EXHIBIT INDEX

   EXHIBIT NUMBER                DESCRIPTION
   --------------                -----------

        5 Opinion of Stewart S. Hudnut, Senior Vice President, General Counsel & Secretary regarding the validity of the shares of Common Stock being registered.

        23.1                     Consent of Deloitte & Touche LLP.

        23.2                     Notice Regarding Consent of Arthur
                                 Andersen LLP.

        23.3                     Consent of Stewart S. Hudnut (included
                                 in Exhibit 5).

        24 Powers of Attorney of directors and certain officers of the Registrant are included on the signature page.






























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